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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 12, 2001
Date of Report (Date of earliest event reported)

ALPNET, Inc.
(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation)

0-15512 (Commission File Number)	87-0356708 (IRS Employer Identification No.)

4460 South Highland Drive, Suite 100
Salt Lake City, Utah      84124-3543
(Address of principal executive offices) (Zip Code)

(801) 273-6600
(Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

    On December 13, 2001, Registrant and SDL plc, a company organized under the laws of England and Wales ("SDL") issued a press release announcing that they had entered into a Merger Agreement, dated December 12, 2001, which provides for SDL to seek to acquire all of the outstanding shares of Registrant pursuant to a cash tender offer at $0.21 per share. The cash tender offer represents an approximate 62 percent premium over the December 12, 2001 reported Over the Counter Bulletin Board price of $0.13 per share.

    Following completion of the cash tender offer and necessary approvals, the Merger Agreement provides that SDL, through its wholly-owned subsidiary, Arctic Inc., a Utah corporation ("Arctic") will consummate a merger in which all of the Registrant's remaining shareholders will receive the same price paid in the tender offer in cash. The Registrant will be the surviving corporation. The merger transaction, but not the tender offer, is subject to approval by SDL's and the Registrant's shareholders, net external debt of Registrant not exceeding $14 million at the time of closing, Registrant having at least $5 million of net assets at the time of closing, and to other customary conditions.

    On December 12, 2001, Registrant and Arctic entered into a Share Option Agreement pursuant to which Arctic is entitled to purchase Common Shares of Registrant, at a price of $0.21 per share, so that Arctic, following the purchase of the Common Shares under the Share Option Agreement, shall then own 90.1% of the Common Shares of Registrant; provided that, to purchase Common Shares of Registrant under the Share Option Agreement, Arctic must own at least 75% of the Common Shares of Registrant prior to exercising the option.

    On December 12, 2001, the Chairman and Chief Executive Officer of Registrant, and the President of Registrant, each entered into a Stockholders Agreement with SDL and Arctic. Pursuant to the Stockholders Agreements, the Chairman and CEO and the President each, among other things: (i) agreed to tender in the offer all Common Shares of Registrant beneficially owned by him; (ii) agreed to vote such Common Shares in favor of the merger; and (iii) granted to SDL a proxy with respect to voting such Common Shares.

    On December 13, 2001, the Company filed with the Securities and Exchange Commission a Schedule 14D-9, Solicitation/Recommendation Statement under Section 14(D)(4) of the Securities Exchange Act of 1934. The Schedule 14D-9 contains detailed information regarding SDL's tender offer, the Merger Agreement and the Share Option Agreement, and is available at no charge at the SEC's website at www.sec.gov.

    The Joint Press Release, Merger Agreement, Share Option Agreement, and the two Stockholders Agreements appear as exhibits hereto and are incorporated herein by reference. The foregoing summary is qualified in its entirety by reference to such documents.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

  99.1
  Press Release, dated December 13, 2001.

  99.2
  Merger Agreement, dated December 12, 2001, by and among SDL plc, a company organized under the laws of England and Wales ("Parent"), Arctic Inc., a Utah corporation which is wholly owned directly or indirectly by Parent, and ALPNET, Inc., a Utah corporation.

  99.3
  Share Option Agreement, dated December 12, 2001, between Arctic Inc., a Utah corporation ("Purchaser"), and ALPNET, Inc., a Utah corporation (the "Company").

    99.4
    Stockholder Agreement, dated December 12, 2001, between SDL plc, a company organized under the laws of England and Wales, and Jaap van der Meer, President of ALPNET, Inc., as Stockholder.

    99.5
    Stockholder Agreement, dated December 12, 2001, between SDL plc, a company organized under the laws of England and Wales, and Michael F. Eichner, Chairman and Chief Executive Officer of ALPNET, Inc., as Stockholder.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPNET, INC.
Date: December 18, 2001	By:	/s/ JOHN W. WITTWER
Name: John W. Wittwer Title: Vice President Finance and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated December 13, 2001, filed herewith.
99.2
Merger Agreement, dated December 12, 2001, by and among SDL plc, a company organized under the laws of England and Wales ("Parent"), Arctic Inc., a Utah corporation which is wholly owned directly or indirectly by Parent, and ALPNET, Inc., a Utah corporation, filed herewith.
99.3	Share Option Agreement, dated December 12, 2001, between Arctic Inc., a Utah corporation ("Purchaser"), and ALPNET, Inc., a Utah corporation (the "Company"), filed herewith.
99.4
Stockholder Agreement, dated December 12, 2001, between SDL plc, a company organized under the laws of England and Wales, and Jaap van der Meer, President of ALPNET, Inc., as Stockholder, filed herewith.
99.5
Stockholder Agreement, dated December 12, 2001, between SDL plc, a company organized under the laws of England and Wales, and Michael F. Eichner, Chairman and Chief Executive Officer of ALPNET, Inc., as Stockholder, filed herewith.

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
EXHIBIT INDEX